                                                                      EXHIBIT 12


                                                                WRC MEDIA AND ITS
                                                                   SUBSIDIARIES
                                                                    PRO FORMA
                                                                    YEAR ENDED
                                                                DECEMBER 31, 1999
                                                                -----------------
                                                              (DOLLARS IN THOUSANDS)
CASH INTEREST EXPENSE

Term loan A facility (estimated at 10.75%)..................         $  3,333
Term loan B facility (estimated at 10.02%)..................           10,020
12.75% Senior Subordinated Debenture........................           19,380
Commitment fee of 0.5% on unutilized revolving credit
  facility..................................................              150
                                                                     --------
Cash Interest Expense.......................................         $ 32,883
                                                                     ========